As filed with the Securities and Exchange Commission on January 31, 2003
                                                    Registration No.____________

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------
                            SMITH-MIDLAND CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    54-1727060
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

    P.O. BOX 300, 5119 CATLETT ROAD, MIDLAND, VIRGINIA        22728
    (Address of principal executive offices)                (Zip Code)

                SMITH-MIDLAND CORPORATION 1994 STOCK OPTION PLAN
                            (Full title of the Plan)

                           RODNEY I. SMITH, PRESIDENT
                            SMITH-MIDLAND CORPORATION
                         P.O. BOX 300, 5119 CATLETT ROAD
                             MIDLAND, VIRGINIA 22728
                     (Name and address of agent for service)

                                 (540) 439-3266
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             GARY T. MOOMJIAN, ESQ.
                              MOOMJIAN & WAITE, LLP
                          500 North Broadway, Suite 142
                             Jericho, New York 11753
                                 (516) 937-5900

                                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                       Proposed           Proposed
           Title of                    Amount to        maximum            maximum
          Securities                be registered    offering price       aggregate            Amount of
       to be registered                  (1)          per share (2)   offering price (2)    registration fee
----------------------------------  -------------  -----------------  ------------------  --------------------
  Common Stock, par value $.01         450,000          $1.20             $540,000             $49.68
----------------------------------  -------------  -----------------  ------------------  --------------------

(1) Represents additional shares of Common Stock, par value $.01 per share, issuable pursuant to the Smith- Midland Corporation 1994 Stock Option Plan, as amended (the "Plan"), by virtue of an amendment to the Plan increasing the number of shares issuable thereunder from 575,000 to 1,025,000. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered hereby such indeterminable number of additional shares of common stock as may become issuable pursuant to the terms of the Plan in the event of a stock split, reorganization, merger, recapitalization or similar event affecting the 450,000 shares being registered.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act, based upon the average of the high and low prices for the Common Stock on January 27, 2003.

                                     PART I

         On May 14, 2002, Smith-Midland Corporation (the "Registrant") filed a Registration Statement on Form S- 8 (File No. 333-88200) (the "Initial Registration Statement") to register 575,000 shares of Common Stock, which are issuable under the Registrant's 1994 Stock Option Plan, as amended (the "Plan"). The contents of the Initial Registration Statement are hereby incorporated by reference in this Registration Statement. On July 22, 2002, the Plan was amended to increase the number of shares of Common Stock issuable thereunder from 575,000 to 1,025,000. This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register such additional 450,000 shares of Common Stock issuable under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

         Set forth below are all exhibits to the Registration Statement:

Number      Description
------      -----------
5.1         Opinion of Moomjian & Waite, LLP
10.1        Smith-Midland Corporation 1994 Stock Option Plan (as amended through
            October 1, 2002)
23.1        Consent of BDO Seidman, LLP
23.2        Consent of Moomjian & Waite, LLP (included in legal opinion filed herewith as Exhibit 5.1.)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Virginia, on the 27th day of January, 2003.


                              SMITH-MIDLAND CORPORATION


                              By:             /s/ Rodney I. Smith
                                 ----------------------------------------------
                                 Name: Rodney I. Smith
                                 Title:   President and Chief Executive Officer
                                 (Principal Executive Officer)


                              By:          /s/ John K. Johnson
                                 ----------------------------------------------
                                 Name:    John K. Johnson
                                 Title:   Chief Financial Officer
                                 (Principal Financial and Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                            Title           Date
         ---------                            -----           ----

  /s/ Rodney I Smith                          Director        January 27, 2003
--------------------------------
Rodney I. Smith


  /s/ Ashley B. Smith                         Director        January 27, 2003
--------------------------------
Ashley B. Smith


  /s/ Wesley A. Taylor                        Director        January 27, 2003
--------------------------------
Wesley A. Taylor


  /s/ Andrew Kavounis                         Director        January 27, 2003
--------------------------------
Andrew Kavounis

                            SMITH-MIDLAND CORPORATION

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

Number       Description
------       -----------
5.1          Opinion of Moomjian & Waite, LLP
10.1         Smith-Midland Corporation 1994 Stock Option Plan (as amended through October 1, 2002)
23.1         Consent of BDO Seidman, LLP
23.2         Consent of Moomjian & Waite, LLP (included in legal opinion filed herewith as Exhibit 5.1.)